SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       UNITY FIRST ACQUISITION CORP.


     Delaware                                     13-3899021
(State of Incorporation                 (IRS Employer Identification Number)
 or organization)


245 Fifth Avenue, Suite 1500, New York, New York              10016
(Address of principal executive offices)                    (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
 to be registered                        each class is to be registered
-------------------                      ------------------------------
     None                                        Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

     Units, each consisting of one share of Common Stock, $.0001 par value, one Class A Redeemable Common Stock
     Purchase Warrant and one Class B Redeemable Common
     Stock Purchase Warrant
                         (Title of Class)


           Common Stock, par value $.0001 per share
                       (Title of Class)

       Class A Redeemable Common Stock Purchase Warrant
                       (Title of Class)

      Class B Redeemable Common Stock Purchase Warrants
                       (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

          Unity First Acquisition Corp. (the "Registrant") is authorized to issue 20,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), 1,437,500 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") and 1,437,500 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants"). A description of Registrant's Common Stock, Class A Warrants, Class B Warrants and Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, is set forth under "Description of Securities" in Registrant's Registration Statement on Form S-1 [File No. 333-11165] (the "Registration Statement") and such description is incorporated herein by reference.


Item 2.   Exhibits.

          4.1 Specimen certificate evidencing shares of Registrant's Common Stock(1)

          4.2       Specimen certificate evidencing
                    Registrant's Class A Warrants(1)

          4.3       Specimen certificate evidencing
                    Registrant's Class B Warrants(1)

          4.4 Certificate of Incorporation of Registrant, as amended(1)

          4.5       By-laws of Registrant(1)

          4.6       Form of Warrant Agreement between
                    Registrant and American Stock Transfer &
                    Trust Company, as warrant agent(1)

          4.7 "Description of Securities" on pages 34-36 of Amendment No. 2 to the Registration
                    Statement


--------------
(1)  Heretofore filed as an Exhibit to the Registration
     Statement and incorporated herein by reference.

                                SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   UNITY FIRST ACQUISITION CORP.


                                   By:  /s/Lawrence Burstein
                                        Lawrence Burstein
                                        President

Dated:  November 6, 1996